AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment is made and entered into this 1st day of June, 1996, by and between M.S. Carriers, Inc. a Tennessee corporation (the "Company") and Carl J. Mungenast, a resident of Germantown, Tennessee (the "Employee").

     WHEREAS, the Company and Employee entered into a certain
Employment Agreement (the "Agreement") dated the first day of April, 1994; and

     WHEREAS, the Company and the Employee have determined that it is in their mutual best interests to amend certain provisions of the Agreement to reflect the decrease in the scope of the duties assigned to Employee by the Company.

     NOW, THEREFORE, in consideration of the premises, the parties do amend the Agreement as follows:

     Section 2 of the Agreement is deleted in its entirety and the following is substituted in its place:

     2.  COMPENSATION.

        (a) Base Salary. Company agrees to pay Employee an annual base salary to be paid to him in regular installments in accordance with the Company's usual payroll procedures. The annual base salary to be paid Employee for the period commencing June 1, 1996, and ending May 31, 1997, is $70,000 which shall be paid on a pro rata basis. Thereafter, the Employee's annual base salary shall be determined by the Company.

        (b) Employee Benefits. Employee shall be eligible to participate in such employee benefit plans as the Company may make available to its employees in general from time to time provided that Employee shall meet the eligibility requirements of such plans. Notwithstanding anything contained herein to the contrary, Employee acknowledges that he has been advised of the following specific benefits and/or benefits plans and, nonetheless, declines to accept such benefits or be covered by such benefit plans: (i) all medical and dental benefits; (ii) all group life insurance benefits; (iii) all split-dollar insurance benefits; and (iv) all long-term disability benefits.

        (c) Expense Reimbursement. The Company shall reimburse to Employee all ordinary and necessary business expenses incurred directly in connection with his employment duties hereunder,

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provided Employee shall satisfactorily substantiate, in such detail as reasonably necessary, the business relationship of such expenses.

     IN WITNESS WHEREOF, the parties have executed this Amendment on the day and year first above written.


                                   COMPANY:

                                   M.S. CARRIERS, INC.

                                   BY: s/ Michael S. Starnes
                                        Michael S. Starnes,
                                        Chairman of the Board

                                   EMPLOYEE:

                                   s/ Carl J. Mungenast
                                   CARL J. MUNGENAST




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